UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2019
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BEIGENE, LTD.
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-37686	98-1209416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Mourant Ozannes Corporate Services (Cayman) Limited 94 Solaris Avenue, Camana Bay Grand Cayman KY1-1108 Cayman Islands
(Address of principal executive offices) (Zip Code)

+1 (345) 949 4123
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective January 23, 2019, BeiGene, Ltd. (the "Company") appointed Eric Hedrick, M.D. as the Interim Chief Medical Officer, Immuno-Oncology, of the Company. Dr. Hedrick succeeds Amy Peterson, M.D., who has served as a member of our executive team since joining the Company in 2016. The Company is also reorganizing its clinical operations leadership to further strengthen its capabilities and efficiency in global clinical development. With Dr. Hedrick's appointment, Dr. Peterson will no longer serve as an executive officer of the Company and will be leaving the Company after a transition period. We would like to thank Dr. Peterson for her service to the Company.

Eric Hedrick, M.D. has served in different roles at the Company since June 2015 and currently holds the position of Chief Advisor. He was previously Chief Medical Officer at Epizyme, Vice President of Oncology Development and Interim Chief Medical Officer at Pharmacyclics, and Group Medical Director at Genentech. Prior to joining the industry, Dr. Hedrick was an Attending Physician on the Hematology Service at Memorial Sloan-Kettering Cancer Center. He has an M.D. from the University of Maryland School of Medicine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2019	BEIGENE, LTD.

	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel